Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-277427 on Form S-3 and Registration Statement Nos. 333-236582, 333-254378, 333-263067, 333-270079, 333-277382 and No. 333-285182 on Form S-8 of our reports dated February 24, 2026, relating to the financial statements of Beam Therapeutics Inc., and the effectiveness of Beam Therapeutics Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 24, 2026